                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plum Creek Timber Company, Inc. of our report dated January 23, 2001 relating to the financial statements, which appear in Plum Creek Timber Company Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
June 20, 2001
Seattle, Washington